                                     MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                                     MFS FUNDS
                                              STATEMENT OF POLICY ON
                                         PERSONAL SECURITIES TRANSACTIONS
                                                 (Code of Ethics)

                                       As Adopted by the MFS Audit Committee
                               and the Boards of Trustees/Managers of the MFS Funds
                                         Effective as of September 1, 2000

         As an  investment  advisory  organization  with  substantial  responsibilities  to clients,  Massachusetts
Financial  Services  Company ("MFS") has an obligation to implement and maintain a meaningful  policy governing the securities transactions of its Directors, officers and employees ("MFS representatives").1  In  addition,  each  of the investment  companies  registered under the Investment  Company Act of 1940, as amended (the "1940 Act"),  with respect to which MFS, or a  subsidiary  of MFS,  acts as  investment  adviser  (collectively,  the "MFS  Funds") is required  to adopt such a policy  governing  the  securities  transactions  of its  Trustees  and  officers  ("Fund representatives").  Accordingly,  this policy has been  adopted by the MFS Audit  Committee  and by each of the MFS
Funds.  This  policy is intended to minimize  conflicts  of  interest,  and even the  appearance  of  conflicts  of interest,  between members of the MFS organization  and its clients in the securities  markets as well as to effect compliance with the 1940 Act, the Investment  Advisers Act of 1940, as amended,  and the Securities Exchange Act of
1934, as amended.  This policy  inevitably  will restrict MFS  representatives  and Fund  representatives  in their securities  transactions,  but this is the necessary  consequence of undertaking  to furnish  investment  advice to clients  or  serving  as a Fund  representative.  In  addition  to  complying  with  the  specific  rules,  all MFS representatives  and  Fund  representatives  must be  sensitive  to the  need to  recognize  any  conflict,  or the appearance  of  conflict,  of  interest  whether or not  covered  by the rules.  When such  situations  occur,  the interests of the MFS Funds and MFS' other  clients must  supersede  the  interest of MFS  representatives  and Fund representatives.

         1.     General   Fiduciary   Principles.   All   personal   investment   activities   conducted   by   MFS
                --------------------------------
representatives and Fund representatives are subject to compliance with the following  principles:  (i) the duty at all times to place  the  interests  of MFS'  clients  first;  (ii) the  requirement  that all  personal  securities transactions  be  conducted  consistent  with this Code of  Ethics  and in such a manner as to avoid any  actual or potential  conflict of interest or any abuse of an  individual's  position of trust and  responsibility;  and (iii)
the  fundamental  standard  that  MFS  representatives  and Fund  representatives  should  not  take  inappropriate advantage of their positions.

         2.     Applicability of Restrictions and Procedures.
                --------------------------------------------

         Categories  of  Personnel.   In  recognition  of  the  different   circumstances   surrounding   each  MFS
         -------------------------
representative's  and Fund  representative's  employment or position,  various  categories of  representatives  are subject to different  restrictions  under this Code of Ethics.  For purposes of applying  this Code of Ethics,  MFS representatives  and  Fund  representatives  are  divided  into  the  general  categories  of  Portfolio  Managers,
Investment Personnel, Access Persons2 and  Non-Access  Persons,  as each such term is defined in Appendix A to this
Code of  Ethics,  as  amended  from  time  to  time  by the MFS  Audit  Committee  and  the  MFS  Funds.  Any  Fund
representative  who is  also  an  MFS  representative  shall  be  subject  to all  requirements  applicable  to MFS representatives.

         Note: Any Non-Access  Person who receives any information about any particular  investment  recommendation or executed  or proposed  transaction  for any MFS client is  required  to comply with all  preclearance  and other requirements of this Code of Ethics applicable to Access Persons.

         Beneficial  Ownership.  The  requirements  of this Code of  Ethics  apply to any  account  in which an MFS
         ---------------------
representative  or Fund  representative  has (i) "direct or indirect  beneficial  ownership" or (ii) any "direct or indirect  influence or control."  Under  applicable SEC  interpretations,  such  "beneficial  ownership"  includes
                                                                                                          ---------
accounts  of a spouse,  minor  children  and  dependent  relatives  resident in the MFS  representative's  or Fund
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representative's  house, as well as any other contract,  relationship,  understanding  or other  arrangement  which
-----------------------
results in an  opportunity  for the MFS  representative  or Fund  representative  to profit or share profits from a transaction in securities.3

         Securities.  As used in this Code of Ethics,  the term  "securities"  includes  not only  publicly  traded equity  securities,  but also  privately  issued  equity  securities,  limited  partnership  interests,  shares  of closed-end  funds,  fixed  income  securities  (including  municipal  bonds  and  many  types  of  U.S.  Government securities),  futures, options, warrants,  rights, swaps, commodities and other similar instruments.  Moreover, the restrictions  of this  Code of Ethics  apply to  transactions  by Access  Persons  involving  securities  and other instruments  related to, but not  necessarily  the same as,  securities  held or to be acquired on behalf of an MFS client.  (See Section 7 for certain exceptions)

         3.     Restrictions on Personal Securities Transactions.
                ------------------------------------------------

         All Access  Persons.  No Access  Person  shall trade in any security  which is subject to a pending  "buy"
         -------------------
or "sell" order, or is being considered for purchase or sale,4 for a client of MFS until the  second  business  day after such order is executed or withdrawn or such a  transaction  is no longer being  considered.  In addition,  no
Access Person shall trade in any security  until the third  business day after a research note with respect to such security has been issued or revised.

         Investment  Personnel.  No Investment  Personnel shall trade in any security after an MFS client trades in
         ---------------------
such security or such security has been  considered for purchase or sale on behalf of an MFS client until:  (i) the second  business  day  following  such trade or  consideration  (in the case of a proposed  trade by an  Investment
Personnel in the same  direction as the MFS client);  or (ii) the eighth  calendar day thereafter (in the case of a proposed trade by an Investment Personnel in the opposite direction from the MFS client's trade).

         Portfolio  Managers.  No Portfolio Manager shall trade in any security within at least seven calendar days
         -------------------
before or after an MFS client whose  account he or she manages  trades in such  security or such  security has been considered  for  purchase or sale on behalf of such an MFS client.  Portfolio  Managers  shall not be  permitted to sell for  their  own  account  securities  that are  held in an MFS  client  account  that he or she  manages.  Any
Portfolio  Manager  who feels  inequitably  burdened  by this  restriction  may  present a written  request  for an
exemption from the MFS Equity Management Committee.5  The   Committee   may,   in  its   sole   discretion,   grant
appropriate  exceptions where warranted by special facts and circumstances  (e.g.  selling  securities to settle an estate or to acquire a residence).

         Disgorgement  of  Profits;  Confidentiality.  Any  profits  realized  on trades  within  these  proscribed
         -------------------------------------------
periods  must be  disgorged  to the  affected  MFS  client  or, in the event  that the  amount to be  disgorged  is relatively  minor or difficult to  allocate,  to charity.  In addition,  no MFS  representative  shall  provide any information  about such  transaction  or  recommendation  to any person  other than in  connection  with the proper execution of such purchase or sale for an MFS client's account.

         Short Sales.  No Access  Person shall effect a short sale in any security  held in a portfolio  managed by
         -----------
         MFS.

         Options and Futures  Transactions.  Access  Persons  may  purchase  (to open) and sell (to close) call and
         ---------------------------------
         put options and futures  contracts on securities,  subject to the preclearance  and other  requirements of this Code of Ethics;  however,  an Access  Person may  neither  buy a put option nor write  (sell to open)
         options and futures  contracts,  in each case on any security  held in a portfolio  managed by MFS. In the case of  purchased  put and call  options,  the  preclearance  of the  exercise of such options as well as their  purchase and sale,  is  required.  Preclearance  of the exercise of purchased  put and call options shall be  requested  on the day before the  proposed  exercise or, if notice to the writer of such options is required  before the proposed  exercise date,  the date before notice is proposed to be given,  setting forth the proposed exercise date as well as the proposed notice date.6  Purchases  and  sales  of  options or futures contracts to "close out" existing options or futures contracts must be precleared.7

         Initial  Public  Offerings.  The  purchase  by Access  Persons of  securities  (other than  securities  of
         --------------------------
         registered  open-end  investment  companies)  offered at fixed public  offering price by underwriters or a selling group is prohibited.8  Rights  (including  rights  purchased to acquire an additional  full share)
         issued in respect of securities any Access  Persons owns may be exercised,  subject to  preclearance;  the decision whether or not to grant  preclearance shall take into account,  among other factors,  whether the investment  opportunity  should be reserved for an MFS client and whether the  investment  opportunity  is being or was offered to the individual by virtue of his or her position with MFS.

         Private  Placements.  Any  acquisition  by Access Persons of securities  issued in a private  placement is
         -------------------
         subject to prior approval with the Compliance  Department in  consultation  with the Legal  Department and other appropriate  parties.  The decision whether or not to grant approval shall take into account,  among other  factors,  whether the investment  opportunity  should be reserved for an MFS client and whether the investment  opportunity  is being  offered to the  individual  by virtue of his or her position  with MFS.
         Investment  Personnel who have been approved to acquire  securities in a private placement are required to disclose that  investment  when they play a part in any subsequent  consideration  of an investment in the issuer for an MFS client.  In such  circumstances,  the decision to purchase  securities of the issuer for the MFS  client  shall be  subject to an  independent  review by  Investment  Personnel  with no  personal interest in the issuer.

         Note:  Acquisitions  of securities in private  placements by country clubs,  yacht clubs,  restaurants and
         ----
         other  similar  entities  need not be  pre-approved,  but are  subject to the  reporting,  disclosure  and independent review requirements.

         Prohibition  on Short-Term  Trading  Profits.  All Investment  Personnel are prohibited  from profiting in
         --------------------------------------------
         the purchase and sale, or sale and purchase,  of the same (or  equivalent)  securities  within 60 calendar days.  Any profits  realized on such  short-term  trades must be  disgorged to the affected MFS client (if any) or, in the event that the amount to be disgorged  is  relatively  minor or difficult to allocate,  to charity.  This  restriction  on short-term  trading  profits shall not apply to  transactions  exempt from preclearance requirements, as described in Section 7 below.

         It is expected  that all MFS  representatives  will follow  these  restrictions  in good faith and conduct their personal  trading in keeping with the intended  purpose of this Code of Ethics.  Any  individual  should feel free to take up with the MFS  Audit  Committee  any case in which he or she  feels  inequitably  burdened  by these policies.9  The  MFS  Audit  Committee  may,  in  its  sole  discretion,  grant  appropriate  exceptions  from  the requirements of this Code of Ethics where warranted by applicable facts and circumstances.

         4.     Preclearance   Requirements.   In  order  to  facilitate  compliance  with  this  Code  of  Ethics,
                ---------------------------
preclearance  requests must be made and approved  before any transaction may be made by an Access Person or for any other  account  beneficially  owned by an  Access  Person.  A  preclearance  request  in the form set forth in MFS'
automated Code of Ethics  system,  as amended from time to time,  should be completed and submitted  electronically for any order for an Access  Person's  own  account  or one  described  in  Section 2 above,  or, in the case of an
Access  Person who wishes to preclear  while  outside of the Boston area,  should  either:  (i) be completed in the form attached hereto,  as amended from time to time, signed and submitted by facsimile  machine,  to the Compliance
Department;  or (ii) be  submitted  by  telephone  call to the  Compliance  Department.  Any  preclearance  request received  before 3:00 p.m. on a business day will be responded  to as soon as available on the  following  business day.  Preclearance  requests  will be reviewed by Equity and Fixed  Income  Department  personnel  who will be kept apprised of  recommendations  and orders to purchase and sell  securities on behalf of MFS clients,  the completion or  cancellation of such orders and the securities  currently held in portfolios  managed by MFS. Their advice will be forwarded to the Compliance Department.

         Maximum Number of Preclearance  Requests.  The  preclearance  process imposes  significant  burdens on the
         ----------------------------------------
investment and  administrative  departments within MFS.  Accordingly,  no Access Person may submit more than twenty
(20) preclearance  requests in any calendar quarter.  In special  circumstances the MFS Audit Committee may, in its sole  discretion,  grant  temporary  exceptions  from this  restriction  where  warranted by  applicable  facts and circumstances.10

         An Access  Person who obtains  electronic  or written  notice from the  Compliance  Department  indicating consent to an order  which the Access  Person  proposes  to enter for his or her own  account or one  described  in
Section 2 above may  execute  that order only on the day when such notice is received  unless  otherwise  stated on
                                         --------------------------------------------
the notice.  Such notices will always be  electronic  or in writing;  however,  in the case of an Access Person who wishes to preclear a transaction  while outside the Boston area, the Compliance  Department  will also provide oral confirmation of the content of the written notice.

         Preclearance  requests  may  be  denied  for  any  number  of  appropriate  reasons,  most  of  which  are confidential.  For example,  a  preclearance  request for a security that is being  considered for purchase or sale on behalf of an MFS client may be denied for an extended  period.  Accordingly,  an Access  Person is not  entitled
                                                                                                      ---
to receive any explanation or reason if his or her preclearance  request is denied, and repetitive  requests for an explanation by an Access Person will be deemed a violation of this Code of Ethics.

         Securities   Subject  to  Automatic   Purchases  and  Sales  for  MFS  Clients.   Certain  MFS  funds  and
         -------------------------------------------------------------------------------
         institutional  accounts  are  managed  such that the  securities  held in such  portfolios  are  regularly purchased or sold on an equal  proportionate  basis so as to preserve specified  percentage  weightings of such  securities  across such  portfolios.  Requests  to preclear  purchases  of  securities  held in such portfolios  will be denied.  Requests  to sell such  securities  may be granted,  subject to the  standard preclearance requirements.

         Gifts and Transfers.  A gift or transfer  shall be excluded from the  preclearance  requirements  provided
         -------------------
         that the  recipient  represents  in writing that he, she,  they or it has no present  intention of selling the donated security.

         MFS Closed-End  Funds. All  transactions  effected by any MFS  representative  in shares of any closed-end
         ---------------------                                 ---
         fund for which MFS or one of its affiliates  acts as investment  adviser shall be subject to  preclearance and  reporting  in  accordance  with  this  Code  of  Ethics.  Non-Access  Persons  are  exempt  from  the preclearance  and reporting  requirements set forth in this Code of Ethics with respect to transactions in any other type of  securities,  so long as they have not received  any  information  about any  particular investment  recommendation  or executed or proposed  transaction  for any MFS client with  respect to such security.

         5.     Duplicate  Confirmation  Statement  Requirement.  In order  to  implement  and  enforce  the  above
                ------------------------------------------------
policies,  every  Access  Person  shall  arrange  for  his or her  broker  to  send  MFS  duplicate  copies  of all confirmation  statements  issued with respect to the Access Person's  transactions and all periodic  statements for such Access  Person's  securities  accounts  (or other  accounts  beneficially  owned by such Access  Person).  The
Compliance  Department  will  coordinate  with brokerage  firms in order to assist Access Persons in complying with this requirement.

         6.     Reporting  Requirement.  Each  Access  Person  shall  report  on or  before  the  tenth day of each
                ----------------------
calendar  quarter any  securities  transactions  during the prior  quarter in accounts  covered by Section 2 above.
Employees  who fail to  complete  and file such  quarterly  reports on a timely  basis will be  reported to the MFS
Audit Committee and will be subject to sanctions.  Reports shall be reviewed by the Compliance Department.

         Any reports  filed by a  "Disinterested  Trustee"  (as such term is defined in Section 12 below)  shall be reviewed by the  Secretary of the Fund. If the  Secretary of the Fund  determines  that a violation of this Code of
Ethics may have  occurred,  he shall submit the pertinent  information to counsel for the  Disinterested  Trustees.
Such  counsel  shall  determine  whether a  material  violation  of this Code of Ethics  may have  occurred,  after considering  all available  exemptions  and providing the  Disinterested  Trustee  involved with an  opportunity to supply additional  information  regarding the transaction in question.  If such counsel  determines that a material violation  of this Code of Ethics has  occurred,  they shall so advise the Chairman or President of the Fund and an ad hoc  committee  consisting  of the  Disinterested  Trustees of the Fund,  other than the involved  Disinterested
Trustee,  and shall  provide  the  committee  with a report of the matter,  including  any  additional  information supplied by the involved Disinterested Trustee.  The committee may impose such sanction as it deems appropriate.

         In filing the reports for accounts within these rules, please note:

         (i)    Each  Access  Person  must  file a  report  for  every  calendar  quarter  even if he or she had no reportable  transactions in that quarter;  all such reports shall be completed and submitted in the form set forth in MFS' automated Code of Ethics system.

         (ii)   Reports must show any sales,  purchases or other  acquisitions or  dispositions,  including  gifts, exercises  of  conversion  rights and  exercises  or sales of  subscription  rights.  See Section 7 below for certain exceptions to this requirement.

         (iii)  Reports  will  be  treated   confidentially   unless  a  review  of  particular  reports  with  the
                representative is required by the MFS Audit Committee or for legal or compliance purposes.

         (iv)   Reports  are made  available  for review by the Boards of  Trustees/Managers  of the MFS Funds upon their request.

         Note:  Any Access  Person who maintains  all of his or her personal  securities  accounts with one or more
         ----
         broker-dealer  firms that send  confirmation  and periodic  account  statements  in an  electronic  format approved by the Compliance  Department,  and who arranges for such firms to send such  statements (no less frequently  than  quarterly)  required  by Section 5 above,  shall not be required to prepare and file the quarterly  reports  required by this  Section 6.  However,  each such Access  Person  shall be required to verify the accuracy and completeness of all such statements on at least an annual basis.

         7.    Certain Exceptions.
         -------------------------

         Mutual Funds.  Transactions  in shares of any open-end  investment  companies,  including  funds for which
         ------------
the MFS organization is investment adviser, need not be precleared or reported.

         Closed-End  Funds.  Automatic  reinvestments  of distributions of closed-end funds advised by MFS pursuant
         -----------------
to dividend  reinvestment  plans of such funds need only be reported.  All other closed-end fund  transactions must be precleared and reported.

         MFS and Sun Life  Common  Stock.  Transactions  in  shares  of stock  of MFS  need  not be  precleared  or
         -------------------------------
reported.  Note,  however,  that transactions in shares of stock of Sun Life Financial  Services of Canada Inc. are subject to preclearance with the Compliance Department.

         Large Capitalization  Stocks.  Transactions in securities issued by companies with market  capitalizations
         -----------------------------
of at least $5 billion generally will be eligible for automatic  preclearance (subject to certain exceptions),  but must be reported and are subject to  post-trade  monitoring.  The  Compliance  Department  will  maintain a list of issuers  that meet this market  capitalization  requirement.  A  preclearance  request  for a large  capitalization company will be denied whenever deemed appropriate.

         U.S.  Government  Securities.   Transactions  in  U.S.  Treasury  securities  and  other  U.S.  Government
         -----------------------------
obligations  (including  options and futures  contracts and other  derivatives  with respect to such securities and obligations) need not be precleared or reported.

         Dividend  Reinvestment  Plans.  Automatic  reinvestments  of dividends in shares of common stock of public
         -----------------------------
companies  often are eligible for an exemption from  preclearance.  Any requests for exemptions  should be directed to the Compliance Department.

         Other  Exceptions.  Transactions in money market  instruments  and in options on broad-based  indices need
         ------------------
not be precleared,  although such  transactions  must be reported.  The types of  instruments  and indices that are eligible for this exception are constantly  developing;  the Compliance Department maintains the definitive list of eligible  instruments  and indices.  In addition,  the following  types of  transactions  need not be precleared or reported:  (i) stock dividends and stock splits;  (ii) foreign  currency  transactions;  and (iii)  transactions in real  estate  limited  partnership  interests.  For  other  exceptions  from  preclearance  or  reporting,  an  MFS representative may contact the Compliance Department.

         8.     Disclosure  of  Personal  Securities  Holdings.  All Access  Persons are  required to disclose  all
                ----------------------------------------------
personal  securities  holdings within 10 days after becoming an Access Person (i.e. upon commencement of employment with MFS or transfer  within MFS to an Access  Person  position) and  thereafter on an annual basis.  Reports shall be reviewed by the Compliance Department.

         9.     Gifts,  Entertainment and Favors.  MFS  representatives  must not make business  decisions that are
                --------------------------------
influenced  or  appear to be  influenced  by  giving  or  accepting  gifts,  entertainment  or  favors.  Investment
Personnel are  prohibited  from  receiving any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of MFS or its clients.  Invitations  to an  occasional  meal,  sporting event or other  similar  activity  will not be deemed to violate this  restriction  unless the  occurrence  of such events is so frequent or lavish as to suggest an impropriety.

         10.    Service  as a  Director.  All MFS  representatives  are  prohibited  from  serving on the boards of
                -----------------------
directors of commercial  business  enterprises,  absent prior  authorization  by the Management  Group based upon a determination  that the board  service would be consistent  with the interests of MFS' clients.  In the  relatively small number of instances in which board service is  authorized,  MFS  representatives  serving as directors may be isolated from other MFS representatives through "Chinese Wall" or other appropriate procedures.

         11.     Certification   of   Compliance   with  Code  of  Ethics.   All  MFS   representatives   and  Fund
                 --------------------------------------------------------
representatives  (including  Non-Access  Persons) shall be required to certify annually that (i) they have read and understand  this Code of Ethics and  recognize  that they are subject to its  requirements  applicable  to them and
(ii) they have  complied  with all  requirements  of this Code of Ethics  applicable  to them,  and (in the case of
Access Persons) have reported all personal  securities  transactions  (whether  pursuant to quarterly  reports from
the  Access  Person  or  duplicate   confirmation   statements  and  periodic  reports  from  the  Access  Person's broker-dealer)  required to be  reported  pursuant to this Code of Ethics.  This  certification  shall apply to all accounts beneficially owned by an MFS representative or Fund representative.

         12.    Boards of  Trustees/Managers  of MFS Funds. Any material  amendment to this Code of Ethics shall be
                ------------------------------------------
subject to the  approval by each of the Boards of  Trustees/Managers  (including  a majority  of the  Disinterested
Trustees/Managers  on each such Board) of each of the MFS Funds.  In  addition,  on at least an annual  basis,  MFS shall  provide each such Board with a written  report that:  (i)  describes  issues that arose during the preceding year under this Code of Ethics,  including without  limitation  information  about any material  violations of this
Code of Ethics and any sanctions  imposed with respect to such  violations;  and (ii)  certifies to each such Board that MFS has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

         Notwithstanding  any provision to the contrary in this Code of Ethics, any  Trustee/Manager of an MFS Fund who is not an "interested  person" of such Fund within the meaning of Section  2(a)(19) of the  Investment  Company
Act (each a  "Disinterested  Trustee") shall not be subject to any of the  requirements set forth in Sections 3, 4,
5, 8, 9, 10 or 11 of this Code of  Ethics.  In  addition,  any  Disinterested  Trustee  shall not be subject to the reporting  requirements  set  forth in  Section  6 of this  Code of  Ethics,  except  with  respect  to  securities transactions  with respect to which such  Disinterested  Trustee knew or, in the ordinary  course of fulfilling his or her official duties as a Trustee,  should have known that during the 15-day period  immediately  before or after the Trustee's  transaction  in such  security,  such security was purchased or sold, or considered  for purchase or sale, for an MFS Fund.

         13.     Sanctions.  Any trading for an MFS  representative's or Fund  representative's  account which does
                 ---------
not  evidence a good faith  effort to comply with these rules will be subject to review by the MFS Audit  Committee or, in the case of  Disinterested  Trustees,  by an ad hoc committee in the manner described in Section 6 above. If the Audit  Committee or such ad hoc committee,  as applicable,  determines  that a violation of this Code of Ethics or its intent has  occurred,  it may impose such  sanctions as it deems  appropriate  including  forfeiture  of any profit from a  transaction  and/or  termination  of  employment.  Any  violations  resulting in  sanctions  will be reported to the Boards of Trustees/Managers of the MFS Funds and will be reflected in MFS' compliance files.

                                                    APPENDIX A

                                               CERTAIN DEFINED TERMS

         As used in this Code of Ethics, the following shall terms shall have the meanings set forth below, subject to revision from time to time by the MFS Audit Committee and the MFS Funds:

         Portfolio  Managers -- employees  who are  authorized to make  investment  decisions for a mutual
         -------------------
         fund or client  portfolio.  Note:  research  analysts  are deemed to be Portfolio  Managers  with
                                     -----
         respect to the entire  portfolio  of any fund  managed  collectively  by a committee  of research analysts  (e.g.  MFS  Research  Fund) except that,  for purposes of the  restriction  on sales of securities  held in a managed  client  account set forth in Section 3,  analysts are deemed to be
         Portfolio Managers only with respect to portfolio securities within the industry they cover.

         Investment  Personnel -- all  Portfolio  Managers as well as research  analysts,  traders,  other
         ---------------------
         members of the Equity  Trading,  Fixed  Income and  Equity  Research  Departments,  and other MFS representatives who have access to confidential portfolio information.

         Access Persons -- all Fund  representatives  (see Section 12 for certain  exceptions),  Portfolio
         ---------------
         Managers,  Investment  Personnel  and other  members  of the  following  departments  or  groups:
         Institutional  Advisors;  Compliance;  Internal  Audit;  Fund  Treasury;  Investment  Operations;
         Investment  Communications;  and Technology  Services & Solutions ("TS&S")  (excluding,  however,
         TS&S  employees  who are employed at Lafayette  Corporate  Center and certain TS&S  employees who may be specifically  excluded by the Compliance or Legal Departments);  also included are members
         of  the  MFS  Management  Group,  the  MFS  Administrative   Committee  and  the  MFS  Operations
         Committee.  In  certain  instances,  other  MFS  employees,  non-employee  consultants  and other independent  contractors  may be deemed Access Persons and therefore be subject to some or all of the requirements set forth in this Code of Ethics.

         Non-Access  Persons  --  all  employees  of  the  following  departments  or  groups:   Corporate
         -------------------
         Communications;  Corporate Finance;  Facilities Management;  Human Resources;  Legal; MFS Service
         Center,  Inc.  (other than TS&S  employees  who are  employed at 500  Boylston  Street);  Retired
         Partners;  Travel and Conference Services;  the International  Division;  MFS International Ltd.;
         MFS Fund  Distributors,  Inc.; and MFS  Retirement  Services,  Inc.  Note: Any Non-Access  Person
         who  receives any  information  about any  particular  investment  recommendation  or executed or proposed  transaction  for any MFS client is required to comply with all  preclearance  and other requirements  of this Code of Ethics  applicable to Access  Persons.  Any  Non-Access  Person who regularly  receives such  information  will be  reclassified  as an Access  Person.  In addition, transactions  in shares of the MFS  closed-end  funds by all MFS  representatives  are subject to all such preclearance and reporting requirements (see Section 4 of this Code of Ethics).

                                          Personal securities transaction
                                               Preclearance Request

                                          [Only For Use By MFS Employees
                                              Not Located In Boston]

                                       Date:_________________________, _____

All  transactions  must be  precleared,  regardless  of their  size,  except  those in  certain  specific  categories  of securities  that are exempted  under the MFS Code of Ethics.  If  necessary,  continue on the reverse  side.  Please note that special  rules apply to the  preclearance  of option and futures  transactions.  If the  transaction  is to be other than a  straightforward  sale or  purchase  of  securities,  mark it with an  asterisk  and  explain  the  nature  of the transaction on the reverse side.  Describe the nature of each account in which the  transaction  is to take place,  i.e., personal, spouse, children, charitable trust, etc.

                                                       sales
                                                       -----

       CUSIP/TICKER                 AMount or                    BROKER                NATURE* of
                                                                 ------
            SECURITY                NO. of SHARES                                         ACCOUNT
            --------                -------------                                         -------
       ================================================================================
       --------------------------------------------------------------------------------

                                                     PURCHASES
                                                     ---------

       ================================================================================
       --------------------------------------------------------------------------------

I represent that I am not in possession of material  non-public  information  concerning  the securities  listed above or their  issuer.  If I am an MFS access  person  charged  with  making  recommendations  to MFS with  respect to any of the securities  listed above,  I represent  that I have not  determined or been  requested to make a  recommendation  in that security except as permitted by the MFS Code of Ethics.
                                                                            ---------------------------------------
                                                           Signature and Date
                                                                            ---------------------------------------
                                                            Name of MFS Access Person
                                               (please print)

Explanatory  Notes:  This form must be filed by 3:00 p.m.  on the  business  day prior to the  business  day on which you wish to trade and covers all accounts in which you have an interest,  direct or  indirect.  This  includes any account in which you have  "beneficial  ownership"  (unless you have no influence or control over it) and  non-client  accounts over which you act in an  advisory or  supervisory  capacity.  No trade can be effected  until  approval  from the  Compliance
Department has been obtained.
-----------------------
* Check if you wish to claim that the reporting of the account or the  securities  transaction  shall not be construed as an admission that you have any direct or indirect beneficial ownership in such account or securities.

--------
         1  Employees  of  MFS  Institutional  Advisors,   Inc.,  MFS  Fund  Distributors,   Inc.,  MFS  Retirement
Services,  Inc.,  MFS  International  Ltd.,  MFS  International  (U.K.)  Ltd.,  MFS Service  Center,  Inc.,  Vertex
Investment Management Inc. and MFS Heritage Trust Company also are covered by this Code of Ethics.

         2 Note that all  Portfolio  Managers  also are  Investment  Personnel  and  Access  Persons,  and that all
Investment Personnel also are Access Persons.

         3 NOTE:  The  exception for accounts with respect to which an MFS  representative  or Fund  representative
           ----
lacks  "direct or  indirect  influence  or control" is  extremely  narrow,  and should only be relied upon in cases which have been  pre-approved  in writing by Stephen E. Cavan or Robert T. Burns of the Legal  Department.  Certain
"blind trust"  arrangements  approved by the Legal  Department may be excluded from the  preclearance  (but not the quarterly  reporting)  requirements of this Code of Ethics.  Requests for  pre-approval of "blind trusts" should be reviewed first with the Compliance Department.

         4 A  security  is  deemed  to have  been  "considered  for  purchase  or sale"  when a  recommendation  to purchase or sell such  security has been made and  communicated  to a portfolio  manager  and,  with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         5 Any request for an exemption should be reviewed first with the Compliance or Legal Department.

         6 Access  Persons should note that this  requirement  may result in their not being allowed to exercise an option  purchased by them on the  exercise  date they  desire,  and in the case of a "European"  option on the only date on which exercise is permitted by the terms of the option.

         7  Access  Persons  should  note  that as a result  of this  requirement,  they may not be able to  obtain preclearance  consent to close out an option or futures  contract before the settlement  date. If such an option or futures  contract is  automatically  closed out,  the gain,  if any, on such  transaction  will be disgorged in the manner described above.

         8 The reason  for this rule is that it  precludes  any  possibility  that  Access  Persons  might use MFS'
clients'  market stature as a means of obtaining for themselves  "hot" issues which  otherwise might not be offered to them. In addition,  this rule  eliminates  the  possibility  that  underwriters  and selling group members might seek by this means to gain favor with individuals in order to obtain preferences from MFS.

         9  Any request for an exemption should be reviewed first with the Compliance or Legal Department.

         10   Any request for an exception should be reviewed first with the Compliance or Legal Department.